UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 9, 2006

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 9, 2006, the Board of Directors determined that Claude Tihon, the Company’s Chief Technology Officer, was an “officer” under Rule 16a-1(f) of the Securities Exchange Act of 1934. In connection with this determination, the Company and Mr. Tihon entered into the Company’s standard form of letter agreements relating to severance and change in control arrangements. A copy of this form of letter agreement is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2004. The determination regarding Mr. Tihon’s officer status was recommended to the Board of Directors by the Compensation Committee of the Board of Directors. As a result of this determination, Mr. Tihon is a reporting person for purposes of Section 16 of the Securities Exchange Act of 1934 as of October 9, 2006.

Additionally, on October 9, 2006, the Compensation Committee of the Board of Director recommended, and the Board of Directors approved, Mr. Tihon’s compensation as Chief Technology Officer. Mr. Tihon will receive annual base compensation of $180,000 effective October 1, 2006 and will also participate in the Company’s cash bonus program for executive officers with a target bonus of 40% of his base salary upon achievement of corporate goals established by the Compensation Committee with respect to the Company’s 2007 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Date: October 11, 2006